UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2009

Two Harbors Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Carlson Parkway, Suite 330

Minnetonka, MN 55305

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (612) 238-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 28, 2009, Two Harbors Investment Corp., a Maryland corporation (the “Company”), closed the merger transaction (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of June 11, 2009, as amended as of August 17, 2009 and September 20, 2009 ( the “Merger Agreement”), among Capitol Acquisition Corp., a Delaware corporation (“Capitol”), the Company, Two Harbors Merger Corp., a Delaware corporation (“Merger Sub Corp.”) and a wholly-owned subsidiary of the Company, and Pine River Capital Management L.P., a Delaware limited partnership (“Pine River”). As a result of the Merger, Capitol became a wholly-owned subsidiary of the Company.

Capitol held special meetings on October 26, 2009 of its stockholders and warrant holders. At the stockholders’ meeting, Capitol stockholders, among other things, approved the Merger and amendments to Capitol’s amended and restated certificate of incorporation to permit Capitol to complete the Merger with Merger Sub Corp.

Supplement and Amendment to the Warrant Agreement

At the warrant holders’ meeting, the warrant holders approved a supplement and amendment (the “Warrant Amendment”) to the warrant agreement that governs the Capitol warrants (the “Warrant Agreement”). On October 28, 2009, in connection with the closing of the Merger, the Company entered into the Warrant Amendment with Continental Stock Transfer & Trust Company and Capitol. The terms of the Warrant Amendment (i) increased the exercise price of the warrants from $7.50 per share to $11.00 per share, (ii) extended the expiration date of the warrants from November 7, 2012 to November 7, 2013 and (iii) limited a holder’s ability to exercise warrants to ensure that such holder’s Beneficial Ownership or Constructive Ownership as defined in the Company’s charter does not exceed the restrictions contained in the charter limiting the ownership of shares of the Company’s common stock. The Warrant Amendment also made certain other changes to ensure that the warrants of the Company that were received by the holders of warrants of Capitol after the Merger are governed by the Warrant Agreement and that the Company assumed all of the rights and obligations of Capitol under the Warrant Agreement after the Merger.

The preceding summary of the Warrant Amendment is qualified in its entirety by reference to the complete text of the amendment, a form of which is included as Annex G to the definitive proxy statement/prospectus (the “Proxy Statement/Prospectus”) included in the Company’s Registration Statement on Form S-4 (File No. 333-160199), declared effective by the Securities and Exchange Commission (the “SEC”) on October 9, 2009.

Management Agreement

On October 28, 2009, in connection with the closing of the Merger, the Company entered into a management agreement (the “Management Agreement”) with PRCM Advisers LLC, a Delaware limited liability company (the “Manager”) and a subsidiary of Pine River, pursuant to which the Manager will provide the day-to-day management of the Company’s operations. The Management Agreement requires the Manager to manage the Company’s business affairs in conformity with investment guidelines and other policies that are approved and monitored by the Company’s board of directors. The Manager is entitled to receive from the Company a base management fee equal to 1.5% per annum, calculated and payable quarterly in arrears, of the Company’s stockholders’ equity (as defined in the Management Agreement). The Company is also obligated to reimburse certain expenses incurred by the Manager. The Management Agreement has an initial three-year term and will be renewed for one-year terms thereafter unless terminated by either the Company or the Manager. Under certain circumstances, the Manager is entitled to receive a termination fee from the Company equal to three times the sum of the average annual management fee during the 24-month period immediately preceding such termination, calculated as of the end of the most recently completed fiscal quarter before the date of termination.

The preceding summary of the Management Agreement is qualified in its entirety by reference to the complete text of the agreement, a form of which is included as Annex D to the Proxy Statement/Prospectus.

Registration Rights Agreement

On October 28, 2009, in connection with the closing of the Merger, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with Capitol, Pine River’s Nisswa Acquisition Master Fund Ltd. (the “Nisswa Acquisition Fund”) and certain officers, directors and security holders of Capitol (the “Capitol Founders” and, collectively with the Nisswa Acquisition Fund, the “Holders”). Pursuant to the Registration Rights Agreement, the Company has agreed to use commercially reasonable efforts to file with the SEC a shelf registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the warrants issued to the Holders in the Merger and the shares of the Company’s common stock that may be purchased upon the exercise of such warrants, and to use commercially reasonable efforts to cause such shelf registration statement to be declared effective by the SEC at, or as soon as practicable after, the closing date of the Merger, subject to certain customary conditions and limitations. Capitol will pay certain expenses in connection with any registration effected pursuant to the Registration Rights Agreement, but the Holders will pay the underwriting or brokerage commissions or discounts associated with the sale of their respective securities.

The preceding summary of the Registration Rights Agreement is qualified in its entirety by reference to the complete text of the agreement, which is filed as Exhibit 10.1 hereto.

Share Ownership Limit Agreements

On October 28, 2009, in connection with the closing of the Merger, the Company entered into a letter agreement with Integrated Holding Group LP exempting Integrated Holding Group LP and Integrated Core Strategies (US) LLC (collectively, the “Millennium Holder”) from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit (each as defined in the Company’s charter) and establishing an Excepted Holder Limit (as defined in the Company’s charter) for the Millennium Holder pursuant to which the Millennium Holder may acquire and hold 632,974 shares of Company’s common stock and may exercise warrants exercisable into 5,146,600 shares of common stock, subject to certain limitations and conditions. In addition, in connection with the closing of the Merger, the Company entered into a letter agreement with Federated Kaufmann Fund, Federated Kaufmann Fund II and Federated Kaufmann Growth Fund (collectively, the “Federated Kaufmann Holders”) exempting the Federated Kaufmann Holders from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit (each as defined in the Company’s charter) and establishing an Excepted Holder Limit (as defined in the Company’s charter) for the Federated Kaufmann Holders pursuant to which the Federated Kaufmann Holders may together acquire and hold in the aggregate 3,065,859 shares of Company’s common stock, subject to certain limitations and conditions. Further, in connection with the closing of the Merger, the Company entered into a letter agreement with Whitebox Special Opportunities Fund, LP Series A (the “Whitebox Holder”) exempting the Whitebox Holder from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit (each as defined in the Company’s charter) and establishing an Excepted Holder Limit (as defined in the Company’s charter) for the Whitebox Holder pursuant to which the Whitebox Holder may acquire and hold in the aggregate 2,127,480 shares of Company’s common stock and may exercise warrants exercisable into 466,800 shares of common stock, subject to certain limitations and conditions.

The preceding summary of such letter agreements is qualified in its entirety by reference to the complete text of the agreements, which are filed as Exhibit 10.2, 10.3 and 10.4 hereto.

Letter Agreement

In addition, in connection with the closing of the Merger, the Company, Capitol and Ladenburg Thalmann & Co. Inc., an underwriter in Capitol’s initial public offering, agreed to a reduction of the deferred underwriting commissions owed to such underwriter in exchange for certain rights to participate in future securities offerings of Two Harbors. The preceding summary of such letter agreement is qualified in its entirety by reference to the complete text of the agreement, which is filed as Exhibit 10.5 hereto.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As described above, on October 28, 2009, the Company closed the Merger, as a result of which, Capitol became a wholly-owned subsidiary of the Company. A description of the Merger and the Merger Agreement is included in the Proxy Statement/Prospectus under “The Merger Agreement” beginning on page 92, which information is incorporated herein by reference.

Disclosure responsive to Item 2.01(b) through (e) of Form 8-K is included in the Proxy Statement/Prospectus under “The Merger Proposal” beginning on page 65, “The Merger Agreement” beginning on page 92, “Other Information Related to Capitol” beginning on page 134 and “Business of Two Harbors” beginning on page 144, which information is incorporated herein by reference.

Business

A description of Capitol’s and the Company’s business is included in the Proxy Statement/Prospectus under “Other Information Related to Capitol” beginning on page 134 and “Business of Two Harbors” beginning on page 144, which information is incorporated herein by reference.

Risk Factors

Certain risks associated with the business of the Company and Capitol are described under “Risk Factors” beginning on page 19 of the Proxy Statement/Prospectus, which information is incorporated herein by reference.

Financial Information

Certain financial information related to the Company and Capitol is included in the Proxy Statement/Prospectus under “Summary Historical Consolidated Financial Information” on page 12, “Other Information Related to Capitol — Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 139 and “Two Harbors’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 189, which information is incorporated herein by reference.

Properties

Not applicable.

Security Ownership of Certain Beneficial Owners and Management

Information regarding the beneficial ownership of Capitol’s common stock prior to the completion of the Merger and the beneficial ownership of the Company’s common stock following the completion of the Merger is included in the Proxy Statement/Prospectus under “Beneficial Ownership of Securities” beginning on page 226, which information is incorporated herein by reference.

Directors and Executive Officers

Information regarding the directors and officers of Capitol prior to the completion of the Merger is included in the Proxy Statement/Prospectus under “Other Information Related to Capitol – Directors and Executive Officers” beginning on page 137, and information regarding the directors and executive officers of the Company following the consummation of the Merger is included in the Proxy Statement/Prospectus under “Management of Two Harbors Following the Merger” beginning on page 169, which information is incorporated herein by reference.

In addition, the information set forth in Item 5.02 is incorporated herein by reference.

Executive Compensation

Information regarding director and executive officer compensation of the Company following the completion of the Merger is included in the Proxy Statement/Prospectus under “Management of Two Harbors Following the Merger — Two Harbors Director Compensation” and “— Two Harbors Executive Compensation” beginning on page 179, and information regarding the compensation of Capitol’s directors and executive officers prior to the completion of the Merger is included under “Certain Relationships and Related Transactions — Capitol Related Person Transactions — Other Transactions” on page 232, which information is incorporated herein by reference.

Certain Relationships and Related Transactions, and Director Independence

Information regarding certain relationships and related transactions relating to Capitol and the Company is included in the Proxy Statement/Prospectus under “Certain Relationships and Related Transactions” beginning on page 230, which information is incorporated herein by reference. Information regarding director independence is included in the Proxy Statement/Prospectus under “Management of Two Harbors Following the Merger — Independence of Directors” beginning on page 172, which information is incorporated herein by reference.

Legal Proceedings

Information regarding certain legal proceedings relating to Capitol is included in the Proxy Statement/Prospectus under “Other Information Related to Capitol — Legal Proceedings” beginning on page 139 and information regarding certain legal proceedings relating to the Company is included in the Proxy Statement/Prospectus under “Business of Two Harbors — Legal Proceedings” beginning on page 164, which information is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Historical market price information regarding Capitol’s and the Company’s securities is included in the Proxy Statement/Prospectus under “Price Range of Securities and Dividends” beginning on page 242, which information is incorporated herein by reference.

Recent Sales of Unregistered Securities

On June 11, 2009, Pine River purchased 1,000 shares of the Company’s common stock for a purchase price of $1,000 in a private offering. Such issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof. In addition, the information set forth in Item 3.02 is incorporated herein by reference.

Information regarding recent sales of unregistered securities of Capitol is included in Capitol’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 under Part II, Item 5 “Market for Registrant’s Common Equity, Related Stockholder Matters, and Issuer Purchases of Equity Securities – Recent Sales of Unregistered Securities and Use of Proceeds” beginning on page 23, which information is incorporated herein by reference.

Description of Company’s Securities

A description of the Company’s common stock and other securities and certain provisions of Maryland law and the Company’s charter and bylaws is included in the Proxy Statement/Prospectus under “Certain Provisions of the Maryland General Corporation Law and Two Harbors’ Charter and Bylaws“ beginning on page 221 and “Description of Securities” beginning on page 234, which information is incorporated herein by reference. A description of the material differences between the rights of holders of Capitol’s securities and the rights of holders of the Company’s securities is included in the Proxy Statement/Prospectus under “Comparison of Rights of Capitol and Two Harbors” beginning on page 202, which information is incorporated herein by reference.

Indemnification of Directors and Officers

Information regarding the indemnification of the directors and officers of the Company and Capitol is included in the Proxy Statement/Prospectus under “Comparison of Rights of Capitol and Two Harbors — Indemnification” beginning on page 208 and, in the case of the Company, on “Certain Provisions of the Maryland General Corporation Law and Two Harbors’ Charter and Bylaws — Indemnification and Limitation of Directors’ and Officers’ Liability” beginning on page 224, which information is incorporated herein by reference.

Financial Statements, Supplementary Data and Exhibits

Financial information relating to the Company and Capitol is set forth in the financial statements included in the Proxy Statement/Prospectus beginning on page F-1, which information is incorporated herein by reference. In addition, the Company is filing herewith the financial information relating to the Company described in Item 9.01. All exhibits required to be filed pursuant to Regulation S-K 601 hereto were filed as exhibits to the Registration Statement on Form S-4 that includes the Proxy Statement/Prospectus or are filed as exhibits to this report and, in each case, are incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Not applicable.

Item 3.02	Unregistered Sales of Equity Securities.

On October 28, 2009, the Company granted 22,159 shares of restricted common stock to its independent directors pursuant to the Company’s 2009 equity incentive plan. The estimated fair value of these awards was $9.59 per share, based on the closing price of Capitol’s common stock on the NYSE Amex on such date. The grants will vest in three annual installments commencing on the date of the grant, as long as such director is serving as a board member on the vesting date. Such grants were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On October 30, 2009, the audit committee of the Board of Directors engaged Ernst & Young LLP as the principal accountant for Capitol. As a result of the Merger, Capitol became a wholly-owned subsidiary of the Company, for which Ernst & Young LLP serves as the principal accountant, and consequently Marcum LLP was effectively dismissed. Marcum LLP’s report in respect of the audited financial statements of Capitol as of December 31, 2008 and 2007, and for the year ended December 31, 2008 and for the periods June 26, 2007 (inception) through December 31, 2007 and 2008 included an explanatory paragraph relating to substantial doubt about the ability of Capitol to continue as a going concern as described in Note 1 to such financial statements. The Company is not aware of any of disagreements or events described in Item 304(a)(1)(iv) or (v) of Regulation S-K with respect to Marcum LLP.

Item 5.01.	Changes in Control of Registrant.

Immediately following the consummation of the Merger, former Capitol stockholders hold 100% of the total combined voting power of the Company’s outstanding common stock. The information set forth in Item 1.01 and Item 2.01 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

As previously reported in the Company’s Current Report on Form 8-K filed on October 28, 2009, effective as of October 22, 2009, the following persons are officers of the Company: Thomas Siering, Chief Executive Officer and President, Steven Kuhn, Vice President and Co-Chief Investment Officer, William Roth, Vice President and Co-Chief Investment Officer, Jeffrey Stolt, Vice President, Chief Financial Officer and Treasurer, and Timothy O’Brien, Vice President, General Counsel and Secretary.

Effective upon the closing of the Merger, the following persons are the members of the Company’s board of directors: Brian C. Taylor (Chairman), Mark D. Ein (Non-Executive Vice Chairman), Thomas Siering, Stephen G. Kasnet, William W. Johnson, W. Reid Sanders and Peter Niculescu.

With the exception of Mr. Niculescu, whose biographical information is provided below, biographical and compensation-related information for each of the foregoing persons is included in the Proxy Statement/Prospectus under “Management of Two Harbors Following the Merger” beginning on page 169, and information regarding certain relationships and related transactions relative to the foregoing persons, to the extent applicable, is included in the Proxy Statement/Prospectus under “Certain Relationships and Related Transactions” beginning on page 230, which information is incorporated herein by reference. In addition, the information set forth in Item 3.02 is incorporated herein by reference.

Peter Niculescu, Independent Director, age 50. Since 2009, Mr. Niculescu has been a Partner and Head of Fixed Income Advisory at CMRA, a risk management firm providing consulting and litigation support services to major US and international financial services companies and institutional investors. Prior to joining CMRA, Mr. Niculescu ran the Capital Markets division at Fannie Mae from 2002 to 2008. During the 1990s, he was a Managing Director at Goldman Sachs in its mortgage research and fixed income strategy group. Mr. Niculescu received a Bachelors of Economics from the Victoria University of Wellington in New Zealand in 1979 and his Ph.D. in Economics from Yale University in 1985. Mr. Niculescu is a Chartered Financial Analyst charterholder.

The audit committee of the Company’s board of directors is comprised of Messrs. Stephen G. Kasnet (Chairman), William W. Johnson, W. Reid Sanders and Peter Niculescu. The nominating and corporate governance committee of the Company’s board of directors is comprised of Messrs. W. Reid Sanders (Chairman), Stephen G. Kasnet, William W. Johnson and Peter Niculescu. The compensation committee of the Company’s board of directors is comprised of Messrs. William W. Johnson (Chairman), W. Reid Sanders, Stephen G. Kasnet and Peter Niculescu.

Item 5.06.	Change in Shell Company Status.

To the extent applicable, the information set forth in Item 1.01 and Item 2.01 and the information set forth in the Proxy Statement/Prospectus under “The Merger Proposal” beginning on page 65 and “The Merger Agreement” beginning on page 92, is incorporated herein by reference.

Item 8.01.	Other Events.

On October 26, 2009, Capitol and the Company issued a joint press release announcing the receipt of the stockholder and warrant holder approvals necessary to complete the Merger, a copy of which is furnished as Exhibit 99.1 hereto. On October 29, 2009, Capitol and the Company issued a joint press release announcing the completion of the Merger on October 28, 2009, a copy of which is furnished as Exhibit 99.2 hereto.

The information set forth in this Item 8.01, including the text of the press releases attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(a) and (b) Financial Statements

Information responsive to Item 9.01(a) and (b)of Form 8-K is set forth in the financial statements included in the Proxy Statement/Prospectus beginning on page F-1, and under “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 121, which information is incorporated herein by reference. In addition, the Company is filing herewith the following financial statement and pro forma financial information:

Two Harbors Investment Corp.:

Report of Independent Registered Public Accounting Firm	F-1

Balance Sheet	F-2

Notes to Balance Sheet	F-3

Unaudited Pro Forma Financial Information:

Unaudited Condensed Combined Pro Forma Balance Sheet	F-5

Note to Unaudited Condensed Combined Pro Forma Balance Sheet	F-5

(d) Exhibits

Exhibit No.	Description

10.1	Registration Rights Agreement, dated as of October 28, 2009, by and among Two Harbors Investment Corp., Capitol Acquisition Corp. and certain persons listed on Schedule 1 thereto.

10.2	Letter Agreement, dated as of October 28, 2009, by and between Two Harbors Investment Corp. and Integrated Holding Group LP.

10.3	Letter Agreement, dated as of October 27, 2009, by and among Two Harbors Investment Corp., Federated Kaufmann Fund, Federated Kaufmann Fund II and Federated Kaufmann Growth Fund.

10.4	Letter Agreement, dated as of October 28, 2009, by and between Two Harbors Investment Corp. and Whitebox Special Opportunities Fund, LP Series A.

10.5	Letter Agreement, dated as of October 28, 2009, by and between Capitol Acquisition Corp., Two Harbors Investment Corp. and Ladenburg Thalmann & Co. Inc.

99.1	Capitol Acquisition Corp. and Two Harbors Investment Corp. press release dated October 26, 2009.

99.2	Capitol Acquisition Corp. and Two Harbors Investment Corp. press release dated October 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Two Harbors Investment Corp. (Registrant)

Dated: October 30, 2009	By:	/s/ TIMOTHY O’BRIEN

	Name:	Timothy O’Brien
	Title:	Vice President, Secretary and General Counsel

Report of Independent Registered Public Accounting Firm

The Stockholder

Two Harbors Investment Corp.

We have audited the accompanying balance sheet of Two Harbors Investment Corp. (the Company) as of June 30, 2009. The balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on the balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of the Company at June 30, 2009, in conformity with U.S. generally accepted accounting principles.

        /s/ Ernst & Young LLP

Minneapolis, Minnesota

October 30, 2009

Two Harbors Investment Corp.

Balance Sheet

June 30, 2009

Assets
Current assets:
Cash	$1,000

Total current assets	1,000
Long-term investments	1

Total assets	$1,001

Liabilities and stockholder’s equity
Current liabilities:
Other current liabilities	$1

Total current liabilities	1

Total liabilities	1
Stockholder’s equity:
Paid-in capital:
Common stock, $0.01 par, 1,000 shares authorized, issued, and outstanding	10
Paid-in capital in excess of par – common	990

Total paid-in capital	1,000

Total stockholder’s equity	1,000

Total liabilities and stockholder’s equity	$1,001

Net asset value per share	$1.00

See accompanying notes.

1. Organization

Two Harbors Investment Corp. (Two Harbors) is a newly formed Real Estate Investment Trust (REIT) that intends to focus on investing in, financing, and managing residential mortgage-backed securities and mortgage loans.

Two Harbors’ objective is to provide attractive risk-adjusted returns to its investors over the long term, primarily through dividends and secondarily through capital appreciation. Two Harbors intends to acquire and manage a portfolio of mortgage-backed securities, focusing on security selection and the relative value of various sectors within the mortgage market. Two Harbors will initially seek to invest in the following asset classes:

•

Residential mortgages and mortgage-backed securities (RMBS) for which a U.S. government agency, such as the Government National Mortgage Association (Ginnie Mae), or a federally chartered corporation, such as the Federal National Mortgage Association (Fannie Mae), or the Federal Home Loan Mortgage Corporation (Freddie Mac) guarantees payments of principal and interest on the securities. Two Harbors refers to these securities as Agency RMBS.

•	RMBS that are not issued or guaranteed by a U.S. government agency (non-Agency RMBS).

•	Assets other than RMBS, comprising between 5% and 10% of the portfolio.

As part of its investment strategy, Two Harbors expects to deploy moderate borrowings through, with respect to Agency RMBS, short-term borrowings structured as repurchase agreements and, with respect to non-Agency RMBS and residential mortgage loans, private funding sources. Two Harbors may also finance portions of its portfolio through non-recourse term borrowing facilities and equity financing under the Legacy Loan Program and Term Asset-Backed Securities Lending Facility (TALF), if such financing becomes available.

Two Harbors will be externally managed and advised by PRCM Advisers LLC, or the Two Harbors Manager, a wholly owned subsidiary of Pine River Capital Management L.P. (Pine River).

Two Harbors is a Maryland corporation that intends to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes, commencing with Two Harbors’ taxable year ending December 31, 2009. Two Harbors generally will not be subject to U.S. federal income taxes on its taxable income to the extent that it annually distributes all of its net taxable income to stockholders and maintain its intended qualification as a REIT. Two Harbors also intends to operate its business in a manner that will permit it to maintain its exemption from registration under the 1940 Act.

2. Summary of Significant Accounting Policies

The balance sheet has been prepared in accordance with U.S. generally accepted accounting principles.

Use of Estimates

The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts and disclosures in the balance sheet. Actual results could differ from those estimates.

3. Agreements

Two Harbors will enter into a management agreement with the Two Harbors Manager as the REIT’s Manager. Two Harbors will pay the Two Harbors Manager a management fee in an amount equal to 1.5% per annum, calculated and payable quarterly in arrears, of Two Harbors stockholder’s equity and the reimbursement of certain expenses. No management fee has been incurred as of June 30, 2009, because the intended nature of business for Two Harbors as a REIT has yet to commence.

The Two Harbors Manager will use the proceeds from its management fee in part to pay compensation to its officers and personnel who, notwithstanding that certain of them also are Two Harbors’ officers, will receive no cash compensation directly from Two Harbors. Further, although Two Harbors generally will have no obligation to reimburse the Two Harbors Manager for the salary, bonus, benefit and other compensation costs of the personnel of the Two Harbors Manager and its affiliates who provide services to Two Harbors under the management agreement, Two Harbors will reimburse the Two Harbors Manager for (i) Two Harbors’ allocable share of the compensation paid by the Two Harbors Manager to its personnel serving as Two Harbors’ principal financial officer and general counsel and personnel employed by the Two Harbors Manager as in-house legal, tax, accounting, consulting, auditing, administrative, information technology, valuation, computer programming and development and back-office resources to Two Harbors, and (ii) any amounts for personnel of the Two Harbors Manager’s affiliates arising under a shared facilities and services agreement between the Two Harbors Manager and Pine River.

Two Harbors expects to enter into certain contracts that may contain a variety of indemnification obligations, principally with brokers, underwriters, and counterparties to repurchase agreements. The maximum potential future payment amount Two Harbors could be required to pay under these indemnification obligations may be unlimited.

4. Organizational Costs

Organization costs incurred on behalf of Two Harbors have been paid for by Pine River. Pine River will not be reimbursed by Two Harbors for these organization costs. As a result, no statement of operations is presented.

5. Capital

As of June 30, 2009, 1,000 shares of common stock ($0.01 par) have been issued and are outstanding. Pine River is the sole stockholder.

6. Related Parties

Two Harbors’ executive officers are also employees of Pine River. As a result, the management agreement between Two Harbors and the REIT Manager was negotiated between related parties, and the terms, including fees and other amounts payable, may not be as favorable to Two Harbors than if they had been negotiated with an unaffiliated third party.

Two Harbors is also a 100% owner of Two Harbors Merger Corp. which is recorded on the Two Harbors balance sheet as “long-term investments.” Two Harbors Merger Corp. issued 100 shares at $0.01 par value to Two Harbors.

7. Subsequent Events

On June 11, 2009, Capitol Acquisition Corp. (Capitol), Two Harbors and Pine River, entered into a merger agreement whereby Capitol would merge with Two Harbors Merger Corp. (an indirect wholly owned subsidiary of Two Harbors), with Capitol being the surviving entity and becoming an indirect wholly owned subsidiary of Two Harbors. As a result of the merger, the holders of common stock and common stock warrants of Capitol will receive similar securities of Two Harbors, on a one-to-one basis, in exchange for their existing Capitol securities, except that the common stock owned by Capitol’s founding shareholders will be canceled.

On October 26, 2009, Capitol and Two Harbors announced that Capitol’s stockholders approved the proposed merger transaction, and the transaction closed on October 28, 2009. After consummation of the transaction, Two Harbors has 13,401,368 shares of common stock outstanding and 33,249,000 warrants outstanding. Capitol stockholders holding 6,875,130 shares voted against the transaction and converted their shares into cash at $9.87 per share at the closing. Capitol stockholders holding an additional 5,994,661 shares entered into forward sales agreements to sell their shares to Capitol for $9.87 per share at the closing.

At the closing, approximately $259 million was released from the trust account. Approximately $127 million was paid from the trust funds to the stockholders who converted their shares or sold them to the Company. Closing costs associated with the transaction totaled approximately $8 million. Accordingly, as of closing the Company had approximately $124 million in cash available to fund investments and operations, and a book value of approximately $9.30 per share.

Events subsequent to June 30, 2009 were evaluated through October 30, 2009, the date for which these financial statements were issued.

Two Harbors Investment Corp and Subsidiaries

Unaudited Condensed Combined Pro Forma Balance Sheet

At June 30, 2009

	Historical
	Capitol Acquisition Corp.	Two Harbors Investment Corp.	Combined Pro Forma
ASSETS
Current assets:
Cash	$1,911,174	1,000	$127,304,410
Cash held in Trust Account, interest and dividend income available for taxes	14,223	—	—
Other assets	83,161	—	—

Total current assets	2,008,558	1,000	127,304,410

Long term investments		1	1
Trust Account, Restricted
Cash held in Trust Account, restricted	259,064,422	—	—
Prepaid income taxes	295,054	—	295,054

Total assets	$261,368,034	1,001	$127,599,465

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$870,351	1	$2,965,471

Total liabilities	870,351	1	2,965,471

Common stock, subject to possible conversion, 7,874,699 share at conversion value	77,807,833	—	—
Commitments and contingencies	—	—	—
Stockholders’ equity
Preferred stock, $0.0001 par value, authorized 1,000,000 shares; none issued or outstanding Common stock - Capitol Acquisition Corp.	2,494	—	—
Common Stock - Two Harbors Investment Corp.	—	10	1,340
Additional paid-in capital	181,082,142	990	131,867,292
Income accumulated during development stage	1,605,214	—	—
Retained Deficit	—	—	(7,234,638)

Total stockholders’ equity	182,689,850	1,000	124,633,994

Total liabilities and stockholders’ equity	$261,368,034	1,001	$127,599,465

Note to Unaudited Condensed Combined Pro Forma Balance Sheet

Refer to the Proxy Statement/Prospectus under “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 121 for details of the pro forma adjustments made to the historical activity of Capitol Acquisition Corp. and Two Harbors Investment Corp. The above is presented in summary form to reflect the actual results of the Capitol Acquisition Corp. stockholder vote and actual closing costs incurred.